UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2004

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement

ADESA, Inc. (the “Company”) entered into two Share Purchase Agreements (“the Agreements”), dated October 26, 2004, to purchase a total of 3.2 million shares of ADESA, Inc. common stock at a price of $19.68 per share from the U.S. Bank National Association and American Express Trust Company (collectively, the “Sellers”).  The Sellers are trustees for the Minnesota Power and Affiliated Companies Master Pension Trust and the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan, which are employee benefit plans of ALLETE, Inc., the Company’s former parent.

Copies of the Agreements are attached hereto as Exhibit 99.2 and Exhibit 99.3 to this Form 8-K and incorporated by reference herein. The descriptions of the Agreements contained herein are qualified in their entirety by reference to such agreements.

Item 8.01       Other Events

On October 29, 2004, the Company issued a press release announcing the purchase of 3.2 million shares of its common stock from certain employee benefit plans of ALLETTE, Inc. at an average price of $19.68 per share.

A copy of this press release is being furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Press release of ADESA, Inc., dated October 28, 2004, announcing purchase of 3.2 million of its own shares from certain employee benefit plans of ALLETE, Inc.

Exhibit 99.2	Share Purchase Agreement, dated October 26, 2004, by and between U.S. Bank National Association and ADESA, Inc.

Exhibit 99.3	Share Purchase Agreement, dated October 26, 2004, by and between American Express Trust Company and ADESA, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 29, 2004	ADESA, INC.

/s/ Cameron C. Hitchcock
Cameron C. Hitchcock
Executive Vice President and Chief Financial Officer